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                                                                      Exhibit 20


                  THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT

          This THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment") is
                                                                 ---------
made and entered into as of April 1, 1999 among GLOBAL INDUSTRIAL TECHNOLOGIES, INC., a Delaware corporation ("Global"), A.P. GREEN INDUSTRIES, INC., a Delaware
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corporation and wholly-owned subsidiary of Global ("Seller"), and CHEMICAL LIME
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COMPANY, a Nevada corporation ("Purchaser").
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                                  WITNESSETH:

          WHEREAS, Global, Seller, and Purchaser entered into a Stock Purchase Agreement dated as of March 8, 1999, as amended on March 26, 1999 and March 31, 1999 (the "Agreement"); and
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          WHEREAS, the parties desire to amend certain sections of the
Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein and in the Agreement, the parties hereto agree as follows:

          1.  Amendments to the Stock Purchase Agreement.  The Agreement is
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hereby amended as follows:

          (a) The words "one hundred twenty-six million three hundred thousand dollars ($126,300,000)" are hereby inserted in replacement for the words "one hundred thirty million three hundred thousand dollars ($130,300,000)" in Section 2.1.

          (b) The number "$1,530,000" is hereby inserted in replacement for the number "$1,020,000" in Section 6.14(b).

          (c)  The following text is hereby added as Section 10.6:

               "Indemnification for Certain Capital Expenditures.  (a)  To the
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               extent that Purchaser incurs Environmental Costs (as defined herein) in the first 12 months following the Closing Date (the

               "Review Period"), Seller shall reimburse Purchaser for (i) 90% of
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               the first $2,000,000 of such Environmental Costs and (ii) 95% of such Environmental Costs in excess of $2,000,000 up to a maximum aggregate reimbursement amount of $5,267,500; provided, however,
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               that such reimbursement is subject to that maximum amount
               specified in Section 10.1(b)(iii) and any amounts paid by Seller pursuant to this clause shall be taken into account when determining the maximum amount of Losses under Section 10.1(b)(iii)."(b) Each of Seller and Purchaser shall engage an environmental consultant during the Review Period to review the Company's facilities and equipment. The term "Environmental
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               Costs" shall mean the amount of costs to be incurred by the
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               Purchaser that is agreed as necessary to bring the Company's facilities and equipment into conformity with Environmental Laws existing as of the Closing Date by each of Seller's and Purchaser's environmental consultants; provided, however, that if
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               Seller's and Purchaser's environmental consultants disagree over such costs, such disagreements shall be referred to an independent environmental consultant selected jointly by Seller's and Purchaser's environmental consultants (the "Independent
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               Consultant"), who shall determine and report to Seller and
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               Purchaser the amount of such Environmental Costs.  The
               determination of the Independent Consultant as to the amount of the Environmental Costs shall be final and binding on each of the parties hereto."

               (c) Each of Seller and Purchaser shall be responsible for the costs of its environmental consultant engaged to review the Company's facilities and equipment. Seller and Purchaser will share equally the costs of the Independent Consultant.

          (d)  The word "or" completing Section 10.1(a)(i) is hereby deleted.

          (e) The punctuation mark ";" is hereby inserted in replacement for the punctuation mark "." in Section 10.1(a)(ii).

          (f)  The following text is hereby added as Section 10.1(a)(iii):
               "(iii) 90% of the first $1,000,000 of any fines or penalties assessed within five years after the Closing Date resulting from breaches of or non-compliance at the Company's facilities prior to the Closing Date with Environmental Laws and 95% of the amount of such fines and penalties in excess of $1,000,000; provided,
                                                                    --------
               however, that such indemnification is subject to that maximum
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               amount specified in Section 10.1(b)(iii) and any amounts paid by
               Global pursuant to this clause shall be taken into account when determining the maximum amount of Losses under Section 10.1(b)(iii); or"(g) The following text is hereby added as
               Section 10.1(a)(iv): "(iv) any litigation, claim or other action brought by SCANA Corporation, the party that is the Company's partner in the Subsidiary, or its Affiliates (collectively,

               "SCANA") within six months after completion of the First Phase
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               for any facts or circumstances relating to the Subsidiary arising prior to the Closing Date; provided, however, that such
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               indemnification is subject to that maximum amount specified in
               Section 10.1(b)(iii) and any amounts paid by Global pursuant to this clause shall be taken into account when determining the maximum amount of Losses under Section 10.1(b)(iii)."

          (h) The following text is hereby added as Section 10.1(d): "In order to be indemnified for any Losses arising under Section 10.1(a)(iv), the Indemnified Parties (i) may not act as co-plaintiff with, or aid or assist SCANA in such action and (ii) must have acted in good faith and not have initiated, encouraged or assisted SCANA in the bringing of such action; provided,
                                                                 --------
               however, that any act taken by Indemnified Parties that is
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               required by applicable law, regulation or legal process shall not be deemed to aid or assist SCANA under clauses (i) and (ii)."

          (i) The following text is hereby added as Section 10.1(e): "In determining whether there have been any breaches of Section 3.16, none of the items referred to in Section 10.1(a)(iii) and Section
               10.6 shall be taken into account."

          (j) Section 8.1(c) is amended and restated in its entirety to be and read as follows: "(c) by Purchaser, upon the occurrence after December 31, 1997 of a Material Adverse Effect; provided,
                                                               --------
               however, that none of the items referred to in this Amendment
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               shall be taken into account in determining whether a Material
               Adverse Effect has occurred for purposes of this clause (c)."
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          (k)  The words "or Affiliates" are hereby inserted in Section 11.5 after the words "wholly owned subsidiaries."

          2. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Nothing in this Amendment shall waive or be deemed to waive or modify (except as expressly set forth herein) any rights or obligations of any of the parties under the Agreement.

          3. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the choice of law principles thereof.

          4. This Amendment may be executed in one or more counterparts each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

          5. Notwithstanding anything to the contrary in Section 9.1 of the Agreement, delivery of a Due Diligence Termination Notice shall not prejudice Purchaser's rights provided in this Amendment..

     IN WITNESS WHEREOF, this Amendment has been signed on behalf of each of the parties hereto as of the date first written above.


                    GLOBAL INDUSTRIAL TECHNOLOGIES, INC.



                    By:
                       ---------------------------------
                       Name:
                       Title:



                    A.P. GREEN INDUSTRIES, INC.



                    By:
                       ---------------------------------
                       Name:
                       Title:


                    CHEMICAL LIME COMPANY



                    By:
                       ---------------------------------
                       Name:
                       Title: